UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2007

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 3, 2007, Mortimer B. Fuller III, Executive Chairman and Chairman of the Board of Genesee & Wyoming Inc. (GWI), amended and extended the Variable Prepaid Forward (VPF) transaction dated December 1, 2004 with Credit Suisse Capital LLC for 337,500 shares of GWI’s common stock (originally 150,000 shares of GWI's common stock, adjusted for subsequent stock splits). The VPF, originally scheduled to terminate on December 3, 2007, has been extended to December 24, 2008. The VPF transaction is essentially a tax deferred forward sale of stock with the retention of a portion of the future upside interest by Mr. Fuller if the price of GWI’s common stock increases prior to December 24, 2008.

As previously reported, Mr. Fuller chose a VPF transaction in order to demonstrate his continued confidence in GWI, while permitting him to diversify and monetize a portion of his investment at the same time.

The total number of shares Mr. Fuller covered by this transaction is 337,500. This amount represents approximately 9% percent of the total number of shares of GWI’s stock beneficially owned by Mr. Fuller.

Certain statements in this report that discuss GWI’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon GWI’s current belief as to the outcome of future events. Although GWI believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. GWI cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

December 5, 2007	By:	/s/ Allison M. Fergus

Name: Allison M. Fergus
Title: General Counsel and Secretary